    As filed with the Securities and Exchange Commission on November 1, 2000
                       Registration No. 333-______________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           BENTON OIL AND GAS COMPANY

                              --------------------
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                         77-0196707
         --------                                         ----------
(State or Other Jurisdiction of                 (I.R.S. Employer Identification
Incorporation or Organization)                              Number)

                             6267 CARPINTERIA AVENUE
                                   SUITE 200
                          CARPINTERIA, CALIFORNIA 93013
                           ---------------------------
              (Address of Principal Executive Offices ) (Zip Code)

                             1999 STOCK OPTION PLAN
                             ----------------------
                            (Full Title of the Plan)

                                 DAVID H. PRATT
                           BENTON OIL AND GAS COMPANY
                             6267 CARPINTERIA AVENUE
                                   SUITE 200
                          CARPINTERIA, CALIFORNIA 93013

                            ------------------------
                     (Name and Address of Agent For Service)

                                 (805) 566-5600
                                 --------------
           Telephone Number, Including Area Code, of Agent for Service

                         CALCULATION OF REGISTRATION FEE
  = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

----------------------------- ------------------ -------------------- ---------------------- ----------------------
          Title of                 Amount         Proposed Maximum      Proposed Maximum
      Securities to be              To be          Offering Price           Aggregate              Amount of
         Registered              Registered           Per Share          Offering Price        Registration Fee
----------------------------- ------------------ -------------------- ---------------------- ----------------------
Common Stock, $0.01 par             65,000          $    1.875(2)         $  121,875 (2)
value (1)                        1,629,000          $    2.125(2)         $3,461,625 (2)
                                   125,000          $    2.375(2)         $  296,875 (2)
                                   681,000          $    2.094(2)         $1,426,014 (2)
                              ------------                                ----------
                                 2,500,000                                $5,306,389 (2)
                                                                                                       $1,401
----------------------------- ------------------ -------------------- ---------------------- ----------------------

         (1) Includes the Preferred Stock Purchase Rights issuable pursuant to the Rights Agreement dated as of April 28, 1995 between the Registrant and First Interstate Bank of California. As no separate consideration is payable with respect to the Preferred Stock Purchase Rights, the registration fee with respect to such securities is included in the registration fee for the Common Stock.

         (2) The price is estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Act"), solely for the purpose of calculating the registration fee and is the product resulting from multiplying (i) 65,000 shares which may be issued upon exercise of options which have been granted under the Plan by the exercise price of $1.875 per share for the options as granted, (ii) 1,629,000 shares which may be issued upon exercise of options which have been granted under the Plan by the exercise price of $2.125 per share for the options as granted, (iii) 125,000 shares which may be issued upon exercise of options which have been granted under the Plan by the exercise price of $2.375 per share for the options as granted, and (iv) 681,000, the number of additional shares registered by this registration statement as to which options have not been granted under the 1999 Stock Option Plan, by $2.094, the average of the high and low prices of Benton Oil and Gas Company Common Stock as reported on the New York Stock Exchange on October 31, 2000.


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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         In accordance with the rules and regulations of the Securities and Exchange Commission, the documents containing the information called for in Part I of Form S-8 will be sent or given to individuals who are eligible to participate in our 1999 Stock Option Plan. Such information is not being filed with or included in this Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Benton Oil and Gas Company (the "Company") are incorporated herein by reference:

         (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

         (ii) The Company's Amendment to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999, filed May 1, 2000.

         (iii) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000.

         (iv) The Company's Current Reports on Form 8-K filed June 6, 2000 and October 12, 2000.

         (v) The description of the Company's common stock contained in the Form 8-A registration statement filed April 9, 1997.

         (vi)   The Company's Proxy Statement filed June 19, 2000.

         In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


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ITEM 4.  DESCRIPTION OF SECURITITES

         Incorporated by reference to the description of the Common Stock of the Company contained in the registration statement on Form 8-A filed April 9, 1997.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under provisions of the Certificate of Incorporation and Bylaws of the Company, each person who is or was a director or officer of the Company shall be indemnified by the Company as a matter of right to the full extent permitted or authorized by law. The effects of the Certificate of Incorporation, Bylaws and General Corporation Law of Delaware may be summarized as follows: (a) Under Delaware law, to the extent that such a person is successful on the merits in defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of the Company, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action. (b) If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. (c) If unsuccessful in defense of a suit brought by or in the right of the Company, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company except that if such a person is adjudged to be liable in a suit in the performance of his duty to the Company, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses. (d) The Company may not indemnify a person in respect of a proceeding described in (b) or (c) above unless it is determined that indemnification is permissible because the person has met the prescribed standard of conduct by any one of the following: (i) the Board of Directors, by a majority vote of a quorum consisting of directors not at the time parties to the proceeding, (ii) if a quorum of directors not parties to the proceeding cannot be obtained, or, if obtainable but the quorum so directs, by independent legal counsel selected by the Board of Directors or the committee thereof; or (iii) by the stockholders.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.


ITEM 8.  EXHIBITS

          4.1     1999 Stock Option Plan

          5.1     Opinion of Baker & Hostetler LLP

          23.1    Consent of PricewaterhouseCoopers LLP

          23.2    Consent of Baker & Hostetler LLP (included in Exhibit 5.1)

          24.1    Power of Attorney (included in signature page)

ITEM 9.  UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                            (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Carpinteria, California on the 1st day of November, 2000.

                                          BENTON OIL AND GAS COMPANY

                                          By: /s/ Peter J. Hill
                                              ----------------------------------
                                              Peter J. Hill
                                              President, Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David H. Pratt, Chris C. Hickok, Jack A. Bjerke and Amy M. Shepherd, or any of them, the undersigned's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 1st day of November, 2000:

SIGNATURE                                    TITLE


/s/ Peter J. Hill                            Chief Executive Officer, Director
------------------------------------
Peter J. Hill

/s/ David H. Pratt                           Chief Financial Officer
------------------------------------
David H. Pratt

/s/ Chris C. Hickok                          Chief Accounting Officer
------------------------------------
Chris C. Hickok

/s/ Stephen D. Chesebro'                     Director
------------------------------------
Stephen D. Chesebro'


/s/ John U. Clarke                           Director
------------------------------------
John U. Clarke

/s/ Byron Dunn                               Director
------------------------------------
Byron Dunn


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/s/ Richard W. Fetzner                       Director
------------------------------------
Richard W. Fetzner

/s/ H.H. Hardee                              Director
------------------------------------
H.H. Hardee

/s/ Patrick M. Murray                        Director
------------------------------------
Patrick M. Murray

/s/ Michael B. Wray                          Director
------------------------------------
Michael B. Wray